AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2004

Registration No. 333-84992

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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

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FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	43-0337683
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

101 South Hanley Road, St. Louis, Missouri 63105
(314) 863-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jerry Lybarger, General Counsel
Furniture Brands International, Inc.
101 South Hanley Road
St. Louis, Missouri 63105
(314) 863-1100
(Name and address, including zip code, and telephone number, including area code, of agent for service)

        The Registrant registered 4,000,000 shares (the “Shares”) of its common stock, no par value, under this Registration Statement, which became effective on July 30, 2002. The shares are held by Masco Corporation (the “Selling Stockholder”) which acquired the Shares on June 30, 2002 from LifeStyle Furnishings International, Ltd. The Shares were acquired by LifeStyle in connection with Furniture Brands International, Inc.‘s (the “Company”) acquisition of certain assets and assumption of certain liabilities of Henredon Furniture Industries, Inc., Drexel Heritage Furnishings, Inc., Maitland-Smith, Inc. and Maitland-Smith Pacific, LTD. LifeStyle was a wholly owned subsidiary of Furnishings International, Inc. and the parent of the companies that sold their assets to the Company. The Shares have not been sold by the Selling Stockholder.

        Pursuant to a Registration Rights Agreement, dated as of December 28, 2001, between the Company and LifeStyle Furnishings International, Ltd., the Company agreed to keep the Registration Statement effective until the earlier of the disposition of the Shares or December 28, 2003. In that the Company has fulfilled its obligations under the Registration Rights Agreement, the Company is hereby removing the Shares from registration and terminating this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on March 19, 2004.

Furniture Brands International, Inc.

By:	/s/ Robert L. Kaintz

Robert L. Kaintz
Corporate Secretary